                                                                     EXHIBIT 4.3

          BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
                      (WITHOUT OWNER OPTION TO REDEEM)/
         OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES

                          LETTER OF REPRESENTATIONS*
                   [To be Completed by Issuer and Trustee]

                     Greenwood Trust Company on behalf of
                 Discover Card Master Trust I, Series 1997-1
                 -------------------------------------------
                               [Name of Issuer]

                        U.S. Bank National Association
                        ------------------------------
                              [Name of Trustee]

                                                                August 26, 1997
                                                                ---------------
                                                                     [Date]

Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street, 49th Floor
New York, NY 10041-0099

            Re: Floating Rate Class A Credit Card Pass-Through Certificates and Floating Rate Class B Credit Card Pass-Through Certificates, Discover Card Master Trust I, Series 1997-1
                 --------------------------------------------------------------
                                    [Insert Description]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated October 1 , 1993 (the "Document"). Morgan Stanley & Co. Incorporated, BancAmerica Securities, Inc., Chase Securities Inc. and First Chicago Capital Markets, Inc. are distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

     1. Prior to closing on the Securities on August 26, 1997, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede &

_______________________

* This Letter of Representations includes the Addendum attached hereto, which modifies and supersedes this Letter of Representations to the extent set forth therein.

Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

           2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purpose (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

           3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                        Manager; Call Notification Department
                        The Depository Trust Company
                        711 Steward Avenue
                        Garden City, NY 11530-4719

           4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                        Manager; Reorganization Department
                        Reorganization Window
                        The Depository Trust Company
                        7 Hanover Square, 23rd Floor
                        New York, NY 10004-2695

           5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

           6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereunder preferably 5, but not less than 2, business days prior to such payments date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                        Manager; Announcements
                        Dividend Department
                        The Depository Trust Company
                        7 Hanover Square, 23rd Floor
                        New York, NY 10004-2695

           7. [NOTICE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:] [*The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

           8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

____________________________

*Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

           9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA 021000021
                        For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                        Manager; Announcements
                        Dividend Department
                        The Depository Trust Company
                        7 Hanover Square, 22nd Floor
                        New York, NY 10004-2695

           10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA 021000021
                        For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.

           11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA 021000021
                        For credit to A/C The Depository Trust Company Reorganization Account 066-027608

           12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

           13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

           14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

           15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

           16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                                         Very truly yours,
------

A.  If there is a Trustee (as defined in
this Letter of Representations), Trustee
as well as Issuer must sign this Letter.
If there is no Trustee, in signing this
Letter, Issuer itself undertakes to
perform all of the obligations set forth
herein.
                                                  GREENWOOD TRUST COMPANY
                                               -----------------------------
B.  Schedule B contains statements that
DTC believes accurately describe DTC, the
method of effecting book-entry transfers
of securities distributed through DTC,
and certain related matters                    By: /s/ John J. Coane
                                                   -------------------------
                                               (Authorized Officer's Signature)


                                               U.S. BANK NATIONAL ASSOCIATION
                                               ------------------------------

Received and Accepted:                         By: /s/ G. M. Carroll
                                                  ---------------------------
                                               (Authorized Officer's Signature)

THE DEPOSITORY TRUST COMPANY



By: /s/ Authorized Signatory
   ----------------------------



cc:  Underwriter
     Underwriter's Counsel

                   REPRESENTATIONS FOR RULE 144A SECURITIES --
               TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS

           1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities(1), eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS identification number that was different from any CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

           2. Issuer represents that the Securities are [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND MAY CROSS OUT THE OTHER].

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment-Grade Securities").]

[*included within ____________________________ a Self-Regulatory Organization system approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A (an "SRO Rule 144A System").]

           3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving

____________________________

1. A "Legally Restricted Security" is a security that is a restricted security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

____________________________

*Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.*

           4. Issuer and Agent acknowledge that so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and to receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any DTC Participant ("Participant") having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions:
(a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or of any other state or federal securities laws; or (c) of the offering documents.

















______________________

* This Paragraph 3 is superseded in its entirety by Paragraph 15 of the Letter of Representations and the Addendum thereto.

       REPRESENTATIONS FOR DEPOSIT/WITHDRAWAL AT CUSTODIAN ("DWAC") --
               to be included in DTC Letter of Representations
       ---------------------------------------------------------------

     The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of shares, units, or obligations (a "Deposit Instruction"), Agent shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified number of shares, units, or obligations (a "Withdrawal Instruction"), Agent shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new, reissued or reregistered certificated security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

                               A D D E N D U M
                               ---------------
                                      to
               Letter of Representations dated August 26, 1997
                 Discover Card Master Trust I, Series 1997-1

General:      For purposes of this Letter of Representations:

                   "Securities" shall mean the $750,000,000 aggregate principal amount of Floating Rate Class A Credit Card Pass-Through Certificates and the $39,474,000 aggregate principal amount of Floating Rate Class B Credit Card Pass-Through Certificates issued by Discover Card Master Trust I, Series 1997-1 and "Security holders" shall mean the holders of such certificates;

                   "Issuer" shall mean Greenwood Trust Company ("Greenwood")
              on behalf of Discover Card Master Trust I, Series 1997-1; and

                   "Document" shall mean the Pooling and Servicing Agreement
              dated as of October 1, 1993, as amended and as supplemented by the Series Supplement dated as of August 26, 1997, each by and between Greenwood as Master Servicer, Servicer and Seller and the Trustee.

Paragraph 1:  The following is hereby added after the third sentence of
              Paragraph 1:

                   "Each certificate shall remain in the Trustee's custody
              subject to the provisions of the Fast Balance Certificate Agreement currently in effect between the Trustee and DTC."

Paragraph 2:  The first sentence of Paragraph 2 is hereby deleted in its entirety and replaced with the following:

                   "The Document provides for the solicitation of consents from and voting by holders of the Securities under certain circumstances. The Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date."

Paragraph 3:  The first sentence in Paragraph 3 is hereby deleted in its entirety and replaced with the following:

                   "There will be no case in which a partial redemption of the
              Securities will occur. In the event of a full redemption, Issuer or Trustee shall send a notice to DTC not less than 10 days nor more than 60 days prior to the redemption date (except that failure to provide timely notice shall not be a breach under this letter if Issuer shall become obligated less than 10 days prior to such redemption date under the Document to redeem the Securities) specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date")."

Paragraph 4:  The first sentence of Paragraph 4 is hereby deleted in its entirety and replaced with the following:


                      "In the event of an invitation to tender the Securities,
              notice by Issuer or Trustee to Security holders specifying the terms of the tender and the date such notice is to be mailed to Security holders or published (the "Publication Date") shall be sent to DTC in the manner set forth in the preceding Paragraph by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than 8:00 A.M. on the Publication Date. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.)"

Paragraph 5:  The following is hereby added after the first sentence of
              Paragraph 5:

                      "Issuer or Trustee will forward such notice either in a
              separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission."

Paragraph 12: The following is hereby inserted after the word "Trustee" in line 1 of Paragraph 12:

                      ", and if requested, shall confirm such direction in
              writing,"

Paragraph 13: Paragraph 13 is hereby deleted in its entirety.

Paragraph 15: Paragraph 15 is hereby deleted in its entirety and replaced with the following:

                      "DTC may discontinue its services as securities
              depository with respect to the Securities at any time by giving reasonable notice (60 days) to Trustee (at which time DTC will confirm with Trustee the aggregate principal amount of Securities outstanding); provided, however, that if DTC is required to discontinue its services as securities depository with respect to the Securities pursuant to any governmental, judicial or regulatory order or decree, and such discontinuation is required in less than 60 days from the date of such order or decree, then DTC may discontinue such services by giving notice to the Trustee as soon as reasonably possible, but in no event more than three business days after DTC receives notice of such order or decree. Under such circumstances, at DTC's request Trustee shall cooperate with DTC by taking appropriate action to make available one or more separate definitive certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts."

Paragraph 18: This Letter of Representations is further amended by inserting this Paragraph 18:

                      "Issuer and Agent recognize that DTC does not in any way
              undertake to, and shall not have any responsibility to, monitor or ascertain whether a transfer of Securities could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974 or under Section 4975 of the Internal Revenue Code of 1986. Issuer and Agent acknowledge that: a) so long as Cede & Co. is the sole record owner of the Securities, it shall be entitled to all voting rights in respect thereof and to receive the full amount of all principal, premium, if any, and interest payable with respect thereto; and b) DTC shall treat any DTC Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities even if the crediting of such Securities to the DTC accounts of such Participant results from transfers or failures to transfer in violation of such laws. (The treatment by DTC of the effects of the crediting by it of Securities to the accounts of DTC Participants shall not affect the rights of Issuer or purchasers, sellers, or holders of Securities against any DTC Participant.)"

                                                                      SCHEDULE A


                                (Describe Issue)

          FLOATING RATE CLASS A CREDIT CARD PASS-THROUGH CERTIFICATES
        AND FLOATING RATE CLASS B CREDIT CARD PASS-THROUGH CERTIFICATES,
                  DISCOVER CARD MASTER TRUST I, SERIES 1997-1


                     Principal Amount    Maturity Date*     Interest Rate
                     ----------------    --------------     -------------
      CLASS A
   CERTIFICATES
   CUSIP Number
-------------------
     25466KBD0
Certificate Number:
-------------------
         1            $200,000,000       February 16, 2005     Floating
         2            $200,000,000       February 16, 2005     Floating
         3            $200,000,000       February 16, 2005     Floating
         4            $150,000,000       February 16, 2005     Floating
      CLASS B
   CERTIFICATES
   CUSIP Number
-------------------
     25466KBE8
Certificate Number:
-------------------
         1            $39,474,000        February 16, 2005     Floating


*  Last Possible Distribution Date